Exhibit 99.1

Infinera Corporation Reports First Quarter 2020 Financial Results

Sunnyvale, Calif., May 12, 2020 - Infinera Corporation (NASDAQ: INFN) today released financial results for its first quarter ended March 28, 2020.
GAAP revenue for the quarter was $330.3 million compared to $384.6 million in the fourth quarter of 2019 and $292.7 million in the first quarter of 2019.
GAAP gross margin for the quarter was 23.3% compared to 29.0% in the fourth quarter of 2019 and 22.7% in the first quarter of 2019. GAAP operating margin for the quarter was (23.3)% compared to (15.8)% in the fourth quarter of 2019 and (38.2)% in the first quarter of 2019.
GAAP net loss for the quarter was $(99.3) million, or $(0.55) per share, compared to $(66.6) million, or $(0.37) per share, in the fourth quarter of 2019, and $(121.6) million, or $(0.69) per share, in the first quarter of 2019.
Non-GAAP revenue for the quarter was $331.4 million compared to $386.5 million in the fourth quarter of 2019 and $295.6 million in the first quarter of 2019.
Non-GAAP gross margin for the quarter was 28.3% compared to 35.2% in the fourth quarter of 2019 and 35.3% in the first quarter of 2019. Non-GAAP operating margin for the quarter was (9.4)% compared to 2.3% in the fourth quarter of 2019 and (11.9)% in the first quarter of 2019.
Non-GAAP net loss for the quarter was $(49.4) million, or $(0.27) per share, compared to a net income of $6.4 million, or $0.03 per share, in the fourth quarter of 2019, and net loss of $(41.2) million, or $(0.23) per share, in the first quarter of 2019.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this release.
“While facing impacts associated with the COVID-19 pandemic, we continued to service our customers and deliver year-over-year growth in revenue and orders during the quarter,” said Tom Fallon, Infinera CEO. “While the macro-economic environment creates visibility challenges for the second half of the year, we are on track for ICE6 delivery this year and remain very optimistic about the opportunity we see for Infinera in the medium and long term, driven by our truly differentiated performance in the fast-growing high-capacity optical market.”
Financial Outlook
Infinera's outlook for the quarter ending June 27, 2020 is as follows:

•	GAAP revenue is expected to be $319 million +/- $10 million. Non-GAAP revenue is expected to be $320 million +/- $10 million.

•	GAAP gross margin is expected to be 29% +/- 200 bps. Non-GAAP gross margin is expected to be 33% +/- 200 bps.

•	GAAP operating expenses are expected to be $142 million +/- $2 million. Non-GAAP operating expenses are expected to be $122 million +/- $2 million.

•	GAAP operating margin is expected to be approximately (15.5)% +/- 300 bps. Non-GAAP operating margin is expected to be approximately (4)% +/- 300 bps.
First Quarter 2020 Investor Slides Available Online
Investor slides reviewing Infinera's first quarter of 2020 financial results will be furnished to the SEC on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to first quarter of 2020 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the first quarter of 2020 and its outlook for the second quarter of 2020 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Michael Bowen, ICR, Inc. Tel. +1 (203) 682-8299 Michael.Bowen@icrinc.com
Marc P. Griffin, ICR, Inc. Tel. +1 (646) 277-1290 Marc.Griffin@icrinc.com

About Infinera
Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read Infinera's latest blog posts at www.infinera.com/blog.

Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s visibility into the performance of its business in the second half of 2020 based on the unpredictability of the macro-economic environment; Infinera's expectations related to the delivery of ICE6 in 2020; Infinera’s medium- and long-term opportunities; and its financial outlook for the second quarter of 2020, including the projected revenue impact of the coronavirus for the second quarter of 2020.
Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products; market acceptance of Infinera’s end-to-end portfolio; Infinera's reliance on single and limited source suppliers; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; the effects of customer consolidation; the impacts of foreign currency fluctuations; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Annual Report on Form 10-K for the year ended on December 28, 2019 as filed with the SEC on March 4, 2020, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude acquisition-related deferred revenue and inventory adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs, amortization of debt discount on Infinera’s convertible senior notes, and COVID-19 related costs, along with related income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the second quarter of 2020 that exclude acquisition-related deferred revenue adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs related to Infinera's acquisition of Coriant, and restructuring and related expenses. Please see the section titled, “GAAP to Non-GAAP Reconciliation of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses and operating margin, prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Revenue:
Product	$255,192	$223,007
Services	75,081	69,700
Total revenue	330,273	292,707
Cost of revenue:
Cost of product	201,792	157,817
Cost of services	40,695	36,676
Amortization of intangible assets	8,628	8,252
Acquisition and integration costs	1,035	2,064
Restructuring and related	1,157	21,466
Total cost of revenue	253,307	226,275
Gross profit	76,966	66,432
Operating expenses:
Research and development	68,180	73,660
Sales and marketing	36,689	40,037
General and administrative	29,620	33,044
Amortization of intangible assets	4,555	7,057
Acquisition and integration costs	9,222	7,134
Restructuring and related	5,580	17,188
Total operating expenses	153,846	178,120
Loss from operations	(76,880)	(111,688)
Other income (expense), net:
Interest income	24	766
Interest expense	(8,794)	(7,563)
Other gain (loss), net:	(12,682)	(2,923)
Total other income (expense), net	(21,452)	(9,720)
Loss before income taxes	(98,332)	(121,408)
Provision for income taxes	936	193
Net loss	(99,268)	(121,601)

Net loss per common share - basic and diluted:	$(0.55)	$(0.69)

Weighted average shares used in computing net loss per common share - basic and diluted:
Basic	182,024	176,406
Diluted	182,024	176,406

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 28, 2020		December 28, 2019		March 30, 2019
Reconciliation of Revenue:
U.S. GAAP as reported	$330,273		$384,567		$292,707
Acquisition-related deferred revenue adjustment(1)	1,110		1,891		2,905
Non-GAAP as adjusted	$331,383		$386,458		$295,612

Reconciliation of Gross Profit:
U.S. GAAP as reported	$76,966	23.3%	$111,406	29.0%	$66,432	22.7%
Acquisition-related deferred revenue adjustment(1)	1,110		1,891		2,905
Stock-based compensation(2)	2,102		1,752		1,328
Amortization of acquired intangible assets(3)	8,628		8,437		8,252
Acquisition and integration costs(4)	1,035		7,238		2,064
Acquisition-related inventory adjustments(5)	—		—		1,778
Restructuring and related(6)	1,157		5,407		21,466
COVID-19 related costs(8)	2,880		—		—
Non-GAAP as adjusted	$93,878	28.3%	$136,131	35.2%	$104,225	35.3%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$153,846		$172,277		$178,120
Stock-based compensation(2)	9,601		9,321		7,385
Amortization of acquired intangible assets(3)	4,555		6,617		7,057
Acquisition and integration costs(4)	9,222		11,011		7,134
Restructuring and related costs(6)	5,580		18,024		17,188
Non-GAAP as adjusted	$124,888		$127,304		$139,356

Reconciliation of Net Income/(Loss) from Operations:
U.S. GAAP as reported	$(76,880)	(23.3)%	$(60,871)	(15.8)%	$(111,688)	(38.2)%
Acquisition-related deferred revenue adjustment(1)	1,110		1,891		2,905
Stock-based compensation(2)	11,703		11,073		8,713
Amortization of acquired intangible assets(3)	13,183		15,054		15,309
Acquisition and integration costs(4)	10,257		18,249		9,198
Acquisition-related inventory adjustments(5)	—		—		1,778
Restructuring and related costs(6)	6,737		23,431		38,654
COVID-19 related costs(8)	2,880		—		—
Non-GAAP as adjusted	$(31,010)	(9.4)%	$8,827	2.3%	$(35,131)	(11.9)%

Reconciliation of Net Income/(Loss):
U.S. GAAP as reported	$(99,268)	$(66,594)	$(121,601)
Acquisition-related deferred revenue adjustment(1)	1,110	1,891	2,905
Stock-based compensation(2)	11,703	11,073	8,713
Amortization of acquired intangible assets(3)	13,183	15,054	15,309
Acquisition and integration costs(4)	10,257	18,249	9,198
Acquisition-related inventory adjustments(5)	—	—	1,778
Restructuring and related costs(6)	6,737	23,431	38,654
Amortization of debt discount(7)	5,121	4,567	4,241
COVID-19 related costs(8)	2,880	—	—
Income tax effects(9)	(1,170)	(1,268)	(426)
Non-GAAP as adjusted	$(49,447)	$6,403	$(41,229)

Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.55)	$(0.37)	$(0.69)
Non-GAAP as adjusted(10)	$(0.27)	$0.03	$(0.23)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:
Basic	182,024	180,864	176,406
Diluted(11)	182,024	186,349	176,406

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Coriant acquisition. The revenue for these support contracts is deferred and typically recognized over a period of time after the Coriant acquisition, so Infinera's GAAP revenue for a period of time after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from support contracts assumed in the Coriant acquisition are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended
	March 28, 2020	December 28, 2019	March 30, 2019
Cost of revenue	$624	$(120)	$538
Research and development	3,774	3,574	3,603
Sales and marketing	2,644	2,578	1,547
General and administration	3,183	3,169	2,235
	10,225	9,201	7,923
Cost of revenue - amortization from balance sheet*	1,478	1,872	790
Total stock-based compensation expense	$11,703	$11,073	$8,713

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods recognized in the current period.

(3)
Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition, which closed during the fourth quarter of 2018. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(4) Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with Infinera's acquisition of Coriant. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)
Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.

(6)
Restructuring and related costs are primarily associated the closure of Infinera's Berlin, Germany site, the reduction of headcount at Infinera's Munich, Germany site and Coriant's historical restructuring plan associated with its early retirement plan. In addition, management included accelerated amortization on operating lease right-of-use assets due to the cease use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(7)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and $200 million in aggregate principal amount of 2.50% convertible debt issued in March 9, 2020 due March 2027. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(8) COVID-19 related costs consist of higher replacement costs associated with certain warranty parts customers were unable to return for repair due to logistics issues and mobility issues related to COVID-19 public health mandates and restrictions. In addition, we needed to source certain key components from an alternate suppler at substantially higher cost in order for Infinera to fulfill delivery commitments in the normal course of business. As of result of these atypical challenges caused by the circumstances surrounding the COVID-19 pandemic, management has excluded these expenses from non-GAAP financial measures, as their exclusion provides a better indication of Infinera's underlying business performance.

(9)
The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

(10) Non-GAAP EPS as adjusted did not exclude the impact of foreign currency. Had the impact of foreign currency been excluded for the three months ended March 28, 2020, December 28, 2019 and March 30, 2019, non-GAAP EPS as adjusted would have been $(0.20), $0.02 and $(0.22), respectively.
(11) The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	March 28, 2020	December 28, 2019
ASSETS
Current assets:
Cash	$261,534	$109,201
Short-term restricted cash	4,126	4,339
Accounts receivable, net of allowance for doubtful accounts of and $4,014 in 2020 and $4,005 in 2019	272,278	349,645
Inventory	319,696	340,429
Prepaid expenses and other current assets	159,845	139,217
Total current assets	1,017,479	942,831
Property, plant and equipment, net	148,815	150,793
Operating lease right-of-use assets	61,914	68,081
Intangible assets	155,356	170,346
Goodwill	239,412	249,848
Long-term restricted cash	17,808	19,257
Other non-current assets	26,347	27,182
Total assets	$1,667,131	$1,628,338
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$203,277	$273,397
Accrued expenses and other current liabilities	186,668	193,168
Accrued compensation and related benefits	69,135	92,221
Short-term debt, net	31,680	31,673
Accrued warranty	18,988	21,107
Deferred revenue	95,693	103,753
Total current liabilities	605,441	715,319
Long-term debt, net	509,564	323,678
Long-term financing lease obligation	2,113	2,394
Accrued warranty, non-current	20,474	22,241
Deferred revenue, non-current	34,149	36,067
Deferred tax liability	7,505	8,700
Operating lease liabilities	60,420	64,210
Other long-term liabilities	65,746	69,194
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of March 28, 2020 and December 28, 2019 Issued and outstanding shares – 183,198 as of March 28, 2020 and 181,134 as of December 28, 2019	183	181
Additional paid-in capital	1,827,484	1,740,884
Accumulated other comprehensive loss	(46,139)	(34,639)
Accumulated deficit	(1,419,809)	(1,319,891)
Total stockholders' equity	361,719	386,535
Total liabilities and stockholders’ equity	$1,667,131	$1,628,338

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash Flows from Operating Activities:
Net loss	$(99,268)	$(121,601)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,445	30,939
Non-cash restructuring and other related costs	1,760	16,851
Amortization of debt discount and issuance costs	5,731	4,614
Operating lease expense, net of accretion	5,204	14,966
Stock-based compensation expense	11,703	8,713
Other, net	1,153	1,775
Changes in assets and liabilities:
Accounts receivable	70,238	49,754
Inventory	17,737	(24,937)
Prepaid expenses and other assets	(18,744)	(5,236)
Accounts payable	(72,355)	(23,439)
Accrued liabilities and other expenses	(32,083)	(15,486)
Deferred revenue	(8,038)	6,933
Net cash used in operating activities	(91,517)	(56,154)
Cash Flows from Investing Activities:
Proceeds from maturities of investments	—	10,542
Acquisition of business, net of cash acquired	—	(10,000)
Purchase of property and equipment, net	(8,464)	(6,590)
Net cash provided by (used in) investing activities	(8,464)	(6,048)
Cash Flows from Financing Activities:
Proceeds from issuance of 2027 Notes	194,500	—
Proceeds from revolving line of credit	55,000	—
Proceeds from issuance of debt, net	—	8,584
Repayment of mortgage payable	(99)	—
Payment of debt issuance cost	(1,775)	—
Proceeds from issuance of common stock	7,395	7,740
Net cash provided by financing activities	255,021	16,324
Effect of exchange rate changes on cash and restricted cash	(4,369)	(1,213)
Net change in cash, cash equivalents and restricted cash	150,671	(47,091)
Cash, cash equivalents and restricted cash at beginning of period	132,797	242,337
Cash, cash equivalents and restricted cash at end of period(1)	$283,468	$195,246
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$1,072	$1,353
Cash paid for interest	$5,131	$4,315
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$118	$1,805
Unpaid debt issuance cost	$1,793	$—

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	March 28, 2020	March 30, 2019

	(In thousands)
Cash and cash equivalents	$261,534	$167,259
Short-term restricted cash	4,126	4,671
Long-term restricted cash	17,808	23,316
Total cash, cash equivalents and restricted cash	$283,468	$195,246

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20
GAAP Revenue ($ Mil)	$208.2	$200.4	$332.1	$292.7	$296.3	$325.3	$384.6	$330.3
GAAP Gross Margin %	40.5%	35.0%	25.4%	22.7%	20.7%	26.7%	29.0%	23.3%
Non-GAAP Gross Margin %(1)	43.9%	38.4%	31.8%	35.3%	30.7%	33.1%	35.2%	28.3%
Revenue Composition:
Domestic %	58%	49%	39%	45%	45%	51%	52%	52%
International %	42%	51%	61%	55%	55%	49%	48%	48%
Customers >10% of Revenue	2	2	2	1	1	1	1	1
Cash Related Information:
Cash from Operations ($ Mil)	$7.0	($20.4)	($71.6)	($56.2)	($63.8)	($37.2)	($10.2)	($91.5)
Capital Expenditures ($ Mil)	$13.5	$5.5	$10.7	$6.6	$9.2	$12.5	$2.7	($8.5)
Depreciation & Amortization ($ Mil)	$16.3	$17.1	$50.2	$31.0	$31.2	$29.0	$28.6	$25.4
DSOs	65	70	87	83	80	80	83	75
Inventory Metrics:
Raw Materials ($ Mil)	$30.5	$33.6	$74.5	$82.5	$70.4	$47.2	$47.4	$50.0
Work in Process ($ Mil)	$61.6	$56.4	$57.2	$63.0	$59.5	$52.2	$48.8	$52.0
Finished Goods ($ Mil)	$127.2	$121.9	$180.2	$187.0	$208.9	$225.4	$244.1	$217.7
Total Inventory ($ Mil)	$219.3	$211.9	$311.9	$332.5	$338.8	$324.8	$340.3	$319.7
Inventory Turns(2)	2.1	2.3	2.9	2.3	2.5	2.7	2.9	3.0
Worldwide Headcount	2,070	2,079	3,876	3,708	3,632	3,557	3,261	3,302
Weighted Average Shares Outstanding (in thousands):
Basic	152,259	153,492	174,908	176,406	178,677	179,988	180,864	182,024
Diluted	154,777	154,228	175,629	176,602	179,343	182,073	186,349	189,246

(1)
Non-GAAP adjustments include acquisition-related deferred revenue and inventory adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs, amortization of debt discount on Infinera’s convertible senior notes, and COVID-19 related costs, along with related income tax effects. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q2'20
Outlook
Reconciliation of Revenue:
U.S. GAAP	$319
Acquisition-related deferred revenue adjustment	1
Non-GAAP	$320

Reconciliation of Gross Margin:
U.S. GAAP	29.0%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation	0.5%
Amortization of acquired intangible assets	3.0%
Non-GAAP	33.0%

Reconciliation of Operating Expenses:
U.S. GAAP	$142
Stock-based compensation	(11)
Amortization of acquired intangible assets	(4)
Restructuring and related costs	(1)
Acquisition and integration costs	(4)
Non-GAAP	$122

Reconciliation of Operating Margin:
U.S. GAAP	(15.5)%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation	4.5%
Amortization of acquired intangible assets	4.5%
Acquisition and integration costs	1.5%
Restructuring and related costs	0.5%
Non-GAAP	(4.0)%